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                                                Filed Pursuant to Rule 424(b)(3)
                                                  Registration No. 333-130545-43

SUPPLEMENT
(TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 7, 2007
TO PROSPECTUS DATED SEPTEMBER 8, 2006)


                           $804,235,100 (APPROXIMATE)

                   MERRILL LYNCH ALTERNATIVE NOTE ASSET TRUST,
                                 SERIES 2007-A1
                                 ISSUING ENTITY

                       MORTGAGE PASS-THROUGH CERTIFICATES

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                                     SPONSOR

     Notwithstanding anything to the contrary in the attached Prospectus Supplement, dated February 7, 2007 (the "Prospectus Supplement"), the following revisions are hereby made on page S-1 as follows:

     (i) The CUSIP number for the Class A-3 Certificates is hereby replaced with "59023M AT 7";

     (ii) The CUSIP number for the Class A-2D Certificates is hereby replaced with "59023M AE 0".

     All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.

                                  -------------

                The date of this Supplement is February 13, 2007